James W. McLeod, P. Geo.
jjmcleod@xplornet.com

To: Warmen Limited
112 N. Curry Street, Suite 100
Carson City, NV 89703-4934

Attention: Mr. Giovanny Mere Villamar, President/Director

Invoice

Acquisition of the Eazy 1-4 mineral claims in Esmeralda County, Nevada	$3,500
Review and Recommendation report on the mineral claims	3,500
Total	7,000

James W. McLeod
Consulting Geologist
December 15, 2009